Exhibit 10.2
AMENDMENT TO THE
TRANSITION SERVICES AND SEPARATION AGREEMENT
THIS AMENDMENT TO THE TRANSITION SERVICES AND SEPARATION AGREEMENT, executed as of September 11, 2009, by and between Terence W. Edwards (“Edwards”) and PHH Corporation (the “Company”) (the “Amendment”), amends the Transition Services and Separation Agreement by and between Edwards and the Company, executed as of August 5, 2009 (the “Agreement”). Except as otherwise provided herein, capitalized terms used in this Amendment shall have the meaning set forth in the Agreement.
     WHEREAS, Edwards and the Company now desire to amend the Agreement to reflect Edwards’ termination of employment with the Company as of September 11, 2009.
     NOW THEREFORE, intending to be legally bound hereby, the Company and Edwards agree that the Agreement is hereby amended as follows:
     1. Edwards’ Termination Date shall be September 11, 2009, and the Transition Period will end on that date.
     2. The severance payments payable pursuant to subparagraphs (a) and (e) under “Consideration” in the Agreement will not begin to be paid, or be paid, as applicable, on the dates provided therein; rather, the severance payments that were scheduled to be paid during the 6 month period beginning on the Termination Date and ending on March 11, 2010, will accrue without interest and will be paid on the Company’s first regular pay date after March 11, 2010, and thereafter will continue to be paid in installments as described in the Agreement. None of the foregoing payments will be made if the Release is not signed and has not become irrevocable within 30 days after the Termination Date.
     3. The first paragraph under the heading “409A Compliance” under “Miscellaneous” is modified to read as follows:
“409A Compliance: The parties agree that the payments and benefits in (b) and (d) under “Consideration” in this Agreement will not be subject to the 6 month delay in payment described in Section 409A of the Internal Revenue Code and the Treasury Regulations thereunder (“Section 409A”) due to application of the exemptions in Treasury Regulation Section 1.409A-1(b)(4) (the “short-term deferral rule”) and Treasury Regulation Section 1.409A-1(b)(9)(v)(B) (medical benefits).”
     4. In all other respects, the Agreement is hereby ratified and confirmed.
     5. This Amendment may be executed, including execution by facsimile signature, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.
[signature page to follow]

     IN WITNESS WHEREOF, Edwards and the Company have executed this Amendment as of the date first above written.

/s/ Terence W. Edwards
Terence W. Edwards

Date: 9/11/09

PHH CORPORATION
By:

Date:

     IN WITNESS WHEREOF, Edwards and the Company have executed this Amendment as of the date first above written.

Terence W. Edwards

Date:

PHH CORPORATION
By:	/s/ George Kilroy

Date: 9-11-09